THE COMPANY

1.Name of issuer: Emo Capital, Corp.

ELIGIBILITY

2.☒ Check this box to certify that all of the following statements are true for the issuer:

•Organized under, and subject to, the laws of a State or territory of the United States or the Districr of Columbia.

•Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.*

•Not an investment company registered or required to be registered under the Investment Company Act of 1940.

•Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).

•Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).

•Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

*On August 9, 2022, the Company filed a Form 15 with the SEC terminating the registration of its class of common stock under Section 12(g) of the Exchange Act and its duty to file periodic and other reports with the SEC. (An issuer’s periodic reporting obligations under the Exchange Act will be suspended immediately upon its filing of a certification on Form 15 that it has less than 300 holders of record.)

3.Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☒ No

Explain:

DIRECTORS OF THE COMPANY

4.Provide the following information about each director (and any persons occupying a similar status to performing a similar function) of the issuer:

Name: Junhua Guo

Dates of Board Service: 7/27/2022 - Present

Principal Occupation: Professor

Employer: California State University Bakersfield

Dates of Service: 8/1/2014 - Present

Employer’s principal business: Education

List all positions and offices with the issuer held and the period of time in which the director served in the position or office:

Position: President/Secretary/Treasurer/Director

Dates of Service: 07/27/2022 - Present

Business Experience

List the employers, titles and dates of positions held during past three years with an indication of job responsibilities:

Employer: N/A

Employer’s principal business:

Title:

Dates of Service:

Responsibilities:

OFFICERS OF THE COMPANY

5.Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer:

Name: Junhua Guo

Title:

Dates of Service:

Responsibilities:

Business Experience

List the employers, titles and dates of positions held during past three years with an indication of job responsibilities:

Employer: N/A

Employer’s principal business:

Title:

Dates of Service:

Responsibilities:

PRINCIPAL SECURITY HOLDERS

6.Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Junhua Guo	1000 shares of Preferred Series C Stock	60%
Rollingswood Capital Group*	58,000,000 shares of Common Stock	24.29%
Juanming Fang	14,000,000 shares of Common Stock	5.86%
Junhua Guo	200,000 shares of Common Stock	<1%

* Neil Robertson is the sole owner of this entity and directly exercises sole voting and investment control with respect to the shares of common stock listed in the table as being owned by this entity.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7.Describe in detail the business of the issuer and the anticipated business plan of the issuer.

Emo Capital, Corp. is planning to start a brewery facility in Arvin, CA. Arvin is a city located 2-hour drive north to Los Angeles in California’s traditional agricultural region. Its population is about 20k residents with a lot of farm workers living in the neighborhood city Bakersfield. However, there is no any brewery pub available to the local residents and farm workers. In addition, a lot of farming companies are growing and cultivating not only crops but also significantly plenty of fruits including peach, watermelon, cherry, strawberry, etc. All these provide a good opportunity to start a brewery business ix town. Considering the high profit margin of brewery business (60-92%), Emo’s new management conceived to have a brewery facility to serve the local residents and farm workers. To do that, Company management has already located promising business location and fundamental equipment. To move forward, Company needs to raise money for the first stage plan. After the completion of first-stage project, Company management anticipates to serving 500-1000 L liquors daily including open glass and bottle serves. At the second stage, Company management plans to invoke innovative strategies to mingle local fruits and our products. The fund raised up in this offering will be used for the first-year’s needs including setting up brewery facility, start brewing, labor, and other expenses.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8.Discuss the material factors that make an investment in the issuer speculative or risky:

Risks Related to Our Business and Strategy

We currently are nit engaged in any operations and do not generate any revenue. We are dependent entirely upon our principal stockholder to fund our operations who is not obligated to do so. Any failure of our principal stockholder to fund our operations or our inability to obtain funding from a third party may cause us to discontinue operations and investors would lose the entire amount of their investment.

We are not generating any revenues and possess limited capital to fund our operations, including for such purposes as preparing and filing periodic reports under the Exchange Act. We will not generate revenues unless we start operating based on business plan to generate positive cash flow. Over the next twelve months, we anticipate that we will incur costs and expenses in connection with preparing and filing reports under the Exchange Act, implementing appropriate corporate governance mechanisms and internal controls and procedures, leasing property, purchasing equipment to start our operation. We estimate, based upon discussions with our legal and financial professionals and our EDGAR filing agent, that we will incur costs and expenses in connection with the preparation and filing of reports under the Exchange Act and implementing corporate governance mechanisms and internal controls and procedures of approximately $10,000 - $20,000 over the next twelve months, assuming that we remain a shell company and without giving effect to any costs we may incur in connection with business operation. We are unable to provide an estimate of the costs and expenses we may incur in connection with starting business operation at this time given the multitude of variables associated with such activities.

Since August 1, 2018, all of our expenses have been paid by our principal stockholders, and we currently are dependent entirely on our principal stockholder to fund our operations until we start business operation to generate cash flow, if ever. In the event that we cannot find financial resources to fund our capital requirements, we may not be able to continue operations and stockholders could lose the entire amount of their investment in our Company.

The balance sheets of the Company included in the financial statements filed include a series of demand loans made to the Company by an unidentified shareholder prior to the date on which current management assumed control of the Company. If the lender were to demand payment of the amount due, current management may not have the financial resources to satisfy the loans, in which case, we may have to suspend or discontinue operations, which could result in stockholders losing the entire amount of their investment in our Company.

The balance sheets of the Company included in the financial statements include a line item titled “Loans Payable” in the amount of $13,425 (the “Loans”). The Loans were received by the Company prior to the date on which previous management assumed control of the Company and are included in the balance sheets of the Company as of and prior to April 30, 2017, the last quarterly period for which a periodic report was filed by the Company prior to the date on which the Company discontinued filing reports under the Exchange Act (the “Prior Reports”). The notes to the financial statements included in the Prior Reports state that the Loans were made by a shareholder without interest or fixed term of repayment and that they are due on demand. Current management does not have any documents evidencing the Loans and has no information relating to the Loans, including the identity of the lender, other than what is included in the Prior Reports. Accordingly, current management is required to post these Loans in the balance sheets of the Company included in the financial statements filed with this offering statement based on the information included in the Prior Report. If the lender were to demand payment of the Loans, the Company may not have the financial resources to make such payment, in which case, we may have to suspend or discontinue operations, which could result in stockholders losing the entire amount of their investment in our Company.

In addition to the shareholder loan referenced in the foregoing risk factor, as of July 31, 2022, we had additional total liabilities of $46,990 of accounts payable which were incurred prior April 30, 2015. If demand is made by the creditors for the amounts due, we cannot assure investors that we would be able to continue operations, in which case stockholders would lose the entire amount of their investment in our Company.

We are a thinly capitalized company and rely on our principal stockholder to provide working capital to cover our operating expenses, though such individual is under no obligation to do so. We cannot predict whether our creditors will seek to collect the amounts due to them. If we are required to paw any or all of our outstanding liabilities, we may not be able to do so and we might have to discontinue operations, in which case stockholders could lose the entire amount of their investment in our Company.

We may have material liabilities since the Company discontinued filing periodic reports with the SEC during the periods of 2017-July 2019 and July 2020 - present and the Company may have incurred additional liabilities that we have not discovered.

The Company last filed financial statements with the SEC with its quarterly and annual report for the period ended April 30, 2017 and July 31, 2020. As a result, the Company may have incurred material liabilities since that date and prior to the date on which the Company’s corporate existence was reinstated with Nevada in 2019 and the date after July 31, 2020 till to the renewal date with Nevada in July 2022, which cave not been discovered or asserted. We could experience losses as a result of any such undisclosed liabilities that are discovered in the future, which could materially harm our business and financial condition. As a result, our current and future stockholders will bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.

The absence of operations and revenues raises substantial doubt about our ability to continue as a going concern.

The report of our financial statements included in this offering statement indicate that the Company has suffered losses from operations, has a net capital deficiency and has yet to generate cash flow, and that these factors raise substantial doubt about the Company’s ability to continue as a going concern. In addition, we have no significant assets or financial resources. We will continue to sustain operating expenses without corresponding revenues, at least until the consummation of a business transaction. This will result in continued net operating losses that will increase until we can consummate a business transaction with a profitable target. In light of our limited resources, we cannot assure you that we will be able to continue operations, that we will be able to identify a suitable target or that we will consummate a business transaction.

There may be conflicts of interest between our management and our non-management stockholders which may adversely impact our stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

Conflicts of interest between our current management and our other stockholders may arise under circumstances that include, without limitation:

•	his determination to devote time to his other business interests at the expense of our operations;
•

his failure to fund our operations or determination to demand payment of any loans he makes to us ad a time when are unable to repay such loans, which would jeopardize the Company’s ability to continue operating and place all stockholders’ investment at risk; and

•

his determination to actively negotiate for or otherwise consent to the disposition of all or any portion of the shares of common stock he owns, either before or in connection, with a business transaction.

We cannot assure you that such potential conflicts of interest will be resolved in our favor and we and our stockholders could be adversely affected under such circumstances.

We have no independent directors and any actions taken and expenses incurred by our officer on behalf of the Company will generally not be subject to independent review.

Our sole director is also our sole officer and principal stockholder and is not an “independent director” under any standard. Although we will not pay our director / officer any compensation prior to or in connection with a business transaction, he may be reimbursed for out-of-pocket expenses he incurs in connection with activities on the Company’s behalf, such as identifying and performing due diligence on potential targets. We have not placed any limit on the amount of these out-of-pocket expenses and there will be no independent review of the reasonableness of such expenses. If actions are taken, or expenses are incurred that are actually not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the value of our stock held by our stockholders.

Our long-term success will likely be dependent upon a yet to be identified management team which may be difficult to fully evaluate.

In the event we start business operation based on our business plan, the success of our operations will be dependent upon management of the target and numerous other factors beyond our control. Although it is possible that our management will remain associated with the target following a business transaction, it is likely that the management team of the target at the time of the business transaction will remain in place given that they will have greater knowledge, experience and expertise than our management in the industry in which the target operates as well as in managing the target. Thus, even though our management may continue to be associated with us after a business transaction, it is likely that we will be dependent upon a yet to be identified management team for our long-term success. As a result, you will not be able to fully evaluate the management team that we will likely be dependent upon for our long-term success prior to any business transaction. Although we intend to scrutinize management of a prospective target as closely as possible in connection with evaluating the desirability of affecting a business transaction, we cannot assure you that our assessment of the management team will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Numerous external forces could negatively affect our businesses, results of operations and financial condition.

Numerous external forces, including the state of global financial markets and general economic conditions, lack of consumer confidence, lack of availability of credit, interest rate and currency rate fluctuations and national and international political circumstances (including wars and terrorist acts) could negatively affect our business, results of operations and financial condition. Negative financial or regulatory conditions may compel companies that otherwise may have considered becoming public is a result of a reverse acquisition to delay or forego entirely such plans. Accordingly, it may be more difficult and take more time to identify a suitable and willing target and consummate a business transaction.

Risks Related to Ownership of our Capital Stock

The trading market for our common stock is limited.

We are quoted on the OTC Markets Group’s pink trading platform under the trading symbol “NUVI.” The OTC Markets Group is regarded as a junior trading venue. This may result in limited investor interest and hence lower prices for our common stock than might otherwise be obtained.

There is not any significant trading activity in our common stock or a market for shares of our common stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our common stock must bear the economic risk of holding those shares for an indefinite period of time. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange, and our common stock may be quoted on the OTC pink system for the foreseeable future. In these marketplaces, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock and may find few buyers to purchase their stock and few market makers to support its price. As t result of these and other factors, investors may be unable to resell shares of our common stock at or above the price for which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration.

The price of our common stock could be subject to volatility related or unrelated to our operations.

If an active market for our common stock develops, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to meet our growth projections and expectations, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our business and the business of others in our industry. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons related and unrelated to their operating performance and could have the same effect on our common stock.

Our principal stockholder owns a significant percentage of our common stock and will be able to exert significant control over matters submitted to the stockholders for approval.

Our principal stockholder owns approximately 89.9% of our common stock and is able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions and the election of directors and his interests may not always coincide with the interests of other stockholders. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock in any market that may develop for it because investors often perceive disadvantages in owning stock in companies with controlling stockholders.

We have no independent audit committee. Our full board of directors, which currently consists of one director, functions as our audit committee and is comprised of one director who is not considered independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee, though we are not required to have one. Our full board of directors, which currently consists of one director, functions as our audit committee and is comprised of a single director who is not considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing a company’s proceeds relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence. We do not expect to create an independent audit committee, which could compromise the management of our business.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person,
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks;

•	the broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form;
•	sets forth the basis on which the broker or dealer made the suitability determination and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make rt more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

As a public company, we may be subject to additional financial and other reporting and corporate governance requirements that may be difficult for us to satisfy, will increase our administrative costs and may divert resources and management attention from operating our business.

Following the effectiveness of this offering statement, we will be obligated to file with the SEC annual information and other reports under the Exchange Act. We must ensure that we have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements. We will also become subject to other recording and corporate governance requirements, including the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which will impose significant new compliance obligations upon us. As a public company, we will be required, among other things, to:

•	prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws;
•	define and expand the roles and the duties of our board of directors;
•	institute more comprehensive compliance and internal audit functions;
•

evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarjanes-Oxley Act and related rules and regulations of the SEC; and

•	involve and retain outside legal counsel and accountants in connection with the activities listed above.

Our management will be required to assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting may not currently meet the standards required by Section 404 of the Sarbanes-Oxlgy Act. We may incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increases auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may not be able to resort financial information on a timely basis and may suffer adverse regulatory consequences, among other things.

The changes necessitated by becoming a public company will require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with applicable requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We expect to issue a significant number of new shares of capital stock in a business transaction, which will result in substantial dilution and a change in control of ownership of the Company.

Our articles of incorporation authorize the issuance of 125,000,000 shares of common stock. Any business transaction affected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business transaction or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

We are a “shell company” under applicable SEC rules and regulations because we have no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a shell company or a former shell company, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8-K reflecting our status as a non-shell company, has filed with the SEC; (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; or (iii) until the effectiveness of a registration statement under the Securities Act relating to our common stock. Therefore, our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non- former shell company could cause the market price of our securities to decline.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

 We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and
●

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new ob revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Sou may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable so resell your shares without the significant expense of state registration or qualification.

Effect of Amendment Rule 15c2-11 on the Company’s securities

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act (“Rule 15c2-11,” the “Amended Rule 15c2-11”). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11’s modified the “piggyback exemption'” that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e., a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company (and formerly suspended securities) may only rely on the piggyback exemption in certain limited circumstances. The Amended Rule l5c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accu1ate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

Risks Related to Other Factors

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the State of Nevada, we have included in our articles of incorporation and bylaws provisions requiring us to indemnify our directors and officers to the fullest extent not prohibited by Nevada law. If we are required to indemnify our directors and officers under these provisions, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

Public health epidemics or outbreaks could adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Proviqce, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations, and could have an adverse impact on our business and our financial results.

THE OFFERING

9.What is the purpose of this offering?

The purpose of this offering is to raise funds to start business operation based on our business plan. The funds will be used for leasing space, purchasing brewery facilities and equipment, materials, labor, and other miscellaneous expenses.

10.How does the issuer intend to use the proceeds of this offering?

If the Maximum Offering is sold, the maximum gross proceeds from this Offering will be $250,000. The net proceeds from the total Maximum Offering are expected to be approximately $230,000, after the payment of offering costs. The target offering amount is 42% of the maximum offering. The following table represents management’s best current estimate of the uses of the net proceeds received in this Offering over the course of 12 months following completion of the Offering. The distribution is based on the need of 6-month and 1-year operation for target offering maximum offering amount, respectively.

	If Target Offering Amount Sold	If Maximum Offering Amount Sold
Total Proceeds	$ 107,000	$ 250,000
Less: Portal Success Fee of 8%	$ 8,560	$ 20,000
Net Proceeds	$ 98,440	$230,000
Use of Net Proceeds
Leasing Space (including utilities)	$ 12,500	$ 25,000
Facilities & Equipment Purchase	$ 25,000	$ 56,000
Labor	$ 35,000	$ 90,000
Mateqials (i.e., wheat, corn, etc.)	$ 20,940	$ 50,000
Other Miscellaneous (marketing, accounting, legal)	$ 5,000	$ 9,000
Total Use of Net Proceeds	$ 98,440	$230,000

11.(a) Did the issuer make use of any written communication or broadcast script f or testing the waters either (i) under the authorization of Rule 241 within 30 days of the initial filing of the offering statement, or (ii) under the authorization of Rule 206? If so, provide copies of the materials used.

No.

(b) How will the issuer complete the transaction and deliver securities to the investors?

After the target offering amount is reached, the Company may decide to close the offerings earlier than the deadline, then the Company’s stock transfer agent “Cleartrust LLC” will transfer the Securities to the newly acquired security holders.

12.How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met.

If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be canceled and the committed funds will be returned.

OWNERSHIP AND CAPITAL STRUCTURE

The Offering

13.Describe the terms of the securities being offered.

The following description of our common stock is l summary. You should refer to our amended and restated articles of incorporation and the amendments thereto for the actual terms of our common stock.

Authorized Capital Stock

We are authorized to issue up to 125,000,000 shares of common stock, par value of $0.001 per share. As of the date of this Registration Statement, there are 95,500,000 shares of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. Holders of our common stock are not entitled to cumulative voting of their stock in connection with the election of directors. The board of directors has the authority to issue the authorized but unissued shares of our common stock without action by the stockholders. The issuance of any such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

14.Do the securities offered have voting rights?☒ Yes ☐ No

15.Are there any limitations on any voting or other rights identified above?☐ Yes ☒ No

Explain:

16.How may the terms of the securities being offered be modified?

Based on Company’s Bylaws, modification of terms of the securities needs to be voted by all shareholders and approved by the Board of Directors of the Company.

Restrictions on Transfer of the Securities Being Offered

The securities being offered may not be transferred by any purchaser of such securities during the one year period beg inning when the securities were issued, unless such securities are transferred:

(1)to the issuer;

(2)to an accredited investor;

(3)as part of an offering registered with the U.S. Securities and Exchange Commission; or

(4)to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that oz a spouse.

Description of Issuer’s Securities

17.What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other
Preferred Stock (list each class in order of preference):
Series C Preferred Stock	1,000	1,000	Yes ☒ No ☐	Yes ☒ No ☐ Preferred stock shareholder at a fixed non-dilutable 60% of voting rights for every 1000 shares over all classes of stock
Common Stock
Common Stock	125,000,000	95,500,000	Yes ☒ No ☐	Yes ☐ No ☒ Common stock shareholder at a fixed 1 share = 1 vote

18.How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The Series C Preferred Stock has a fixed non-dilutable 60% of voting rights for every 1000 shares over all the classes of stock.

19.Are there any differences not reflected above between the securities being offered and each other cl ass of security of the issuer? ☐ Yes ☒ No

Explain:

20.How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

None.

21.How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The Company has elected to use the Future Maintainable Earnings Valuation which is based on profitability of the business determining its value today.

22.What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The right to demand current distributions from an operating business is limited. A majority owner, if s/he is committed to avoiding any distribution to a minority owner, can usually avoid making any distributions of profits. By establishing generous reserves for future expenses, paying a salary to herself or her relatives at the high range of what is reasonable, pre-paying expenses, investing in new business or new equipment, leasing expensive cars, etc., a majority owner can spend enough that there are rarely any profits to be distributed. So long as the expenses are not grossly unreasonable, the investor, probably, won’t be able to force the company to allow you to share in any of the current income of the company.

No right to participate in any management decisions of the Company. The majority owner may make a decision that the investor thinks is bad and puts your interest in the company at risk. The investor may see the majority owner running the company into the ground. The investor can try to convince him that it is the wrong decision, but he doesn’t have to take your calls.

The investor has limited rights, if any, to have your interest bought out. You may want to cash out your interest and do other things with the money. State law may give you the right to force the company to buy you out. but these rights are limited.

While the investor would be entitled to a share of any profits on sale of the entire business, a sale can he structured in a way to avoid any payout to minority owners, such as a sale of assets over time with the proceeds reinvested in another business.

23.What are the risks to purchasers associated with corporate actions including:

•additional issuances of securities,

Following the investor's investment in the Company, the Company may sell interest to additional investors, which will dilute the percentage interest of the investor is the Company. The Investor might have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional capital needed by the Company, if any, will depend upon the maturity and the objectives of the Company.

•issuer repurchases of securities,

The company may have the authority to repurchase its securities from shareholders, which may serve to decrease all liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the investor to sell its securities to the Company concurrently.

•a sale of the issuer or of assets of the issuer or

As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders.

•transactions with related parties

The Investor should be aware that there well be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest the executive management and the Board of Directors of the Company will be guided bf their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may by on terms which are not arm’s-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring and interest in the company, the investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24.Describe the material terms of any indebtedness of the issuer:

Creditor Name(s)	Amount Outstanding	Maturity Date	Other Material Terms
Unknown shareholder	$13,425	Due on demand	See Below
Unrelated third party (account payable)	$46,990	Due on demand	See Below
Junhua Guo	$1,281	Due on demand	See Below

A series of loans were made from August 23, 2006 to October 31, 2015 totaling $13,425. A balance of $13,425 is still outstanding as of July 31, 2020, without interest and fixed term of repayment.

Debts (Accrued Liabilities and Accounts Payable) have been made by an unrelated third party equal to the operating deficits as they have been incurred for the period from August 23, 2006 through April 30, 2017 totaling

$46,990. These debts are without interest or a fixed term of repayment. The debts are due on demand.

Mr. Guo provided $1,281 advance to file current report with NVSOS, etc.

25.What other exempt offerings has the issuer conducted within the past three years?

Date of Offering	Exemption Relied Upon	Securities Offered	Amount Sold	Uses of Proceeds
3/22/2019	Section 4(a)(2)	Common Stock	$60,000	Repay for the performance of services to the Company and the reimbursement of expenses incurred by Mr. Bryan Glass
7/27/2022	Section 4(a)(2)	Preferred Stock	$1.00	Compensate for Mr. Guo's service to Company

The Company has not otherwise sold or issued any other securities since August 1, 2017.

26.Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering , in which any of the following persons had or is to have a direct or indirect material interest:

(1)any director or officer of the issuer;

(2)any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;

(3)if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or

(4)any immediate family member of any of the foregoing persons.

If yes, for earn such transaction, disclose the following:

Specified Person	Relationship to Issuer	Nature of Interest	Amount of Interest
None			$

FINANCIAL CONDITION OF THE ISSUER

27.Does the issuer have an operating history? ☒ Yes ☐ No

28.Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Financial Condition – Liquidity and Capital Resources. As of July 31, 2022, the Company has zero cash in the bank. The Company intends to raise additional funds through financing. As of July 31, 2022, the Company has debt obligations in the amount of $61,696.

FINANCIAL INFORMATION

29.Include the financial information specified below covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

EMO CAPITAL CORP.

BALANCE SHEETS (UNAUDITED)

	AS OF JULY 31,
	2022	2021
CURRENT ASSETS
Cash	$-	$-
TOTAL CURRENT ASSETS	-	-
Other Assets	-	-
TOTAL ASSETS	-	-
LIABILITIES
CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	$46,990	$46,990
Loans Payable	14,706	13,425
Accrued Interest	-	-
TOTAL LIABILITIES	61,696	60,415
COMMITMENTS AND CONTINGENCIES	$-	$-
STOCKHOLDER’S EQUITY
Common stock (125,000,000 shares authorized; $.001 par value; 95,500,000 shares issued and outstanding at July 31, 2022 and July 31, 2021)	65,500	65,500
Preferred stock ($.001 par value; 1,000 shares issued and outstanding at July 31, 2022 and July 31, 2021)	1
Additional Paid in Capital	627,000	627,000
Retained Earnings/(Accumulated Deficit)	(754,197)	(752,915)
TOTAL STOCKHOLDER’S EQUITY (DEFICIT)	(61,696)	(60,415)
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY/(DEFICIT)	$-	$-

See Notes to Unaudited Financial Statements

EMO CAPITAL CORP.

STATEMENT OF OPERATIONS (UNAUDITED)

	FOR THE YEARS ENDED
	JULY 31,
	2022		2021
REVENUE:
Sales		$-		$-
Total Revenue		-		-

OPERATING EXPENSES:
Compensation Expense		-		-
Other Selling, General and Admin		1,281		500
Total Costs and Expenses		1,281		500
Loss from Continuing Operations		(1,281)		(500)
OTHER INCOME (EXPENSE)
Interest Expense		-		-
NET LOSS BEFORE TAX		(1,281)		(500)
Provision for Income Tax		-		-
NET LOSS		(1,281)		(500)

Basic Loss per Common Share	$	*	$	*
Diluted Loss per Common Share	$	*	$	*

“*” = less than $.01

See Notes to Unaudited Financial Statements

EMO CAPITAL, CORP.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

AT JULY 31, 2022 (UNAUDITED)

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity

Balances, July 31, 2021	95,500,000	$65,500	$627,000	($752,915)	($60,415)

Net Loss	-	-	-	(1,281)	(1,281)
Balances, July 31, 2022	95,500,000	$65,500	$627,000	(754,197)	($61,696)

*note: 1000 preferred shares at $0.001 par value was issued and outstanding

EMO CAPITAL, CORP.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

AT JULY 31, 2021 (UNAUDITED)

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity

Balances, July 31, 2020	95,500,000	$65,500	$626,500	($752,415)	($60,415)

Contributions to pay for expenses	-	-	500	-	500

Net Loss	-	-	-	(500)	(500)
Balances, July 31, 2021	95,500,000	$65,500	$627,000	(752,915)	($60,415)

See Notes to Unaudited Financial Statements

EMO CAPITAL, CORP.

STATEMENT OF CASH FLOWS (UNAUDIAED)

	FOR THE YEAR ENDED JULY 31
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,281)	$(500)
(Increase)/Decrease in Accounts Receivable	-	-
(Decrease) in Accounts Payable and Accruals	-	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,281)	(500)
CASH FLOWS TO/(FROM) INVESTING ACTIVITIES:
Purchases	-	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-
CASH FLOWS TO/(FROM) FINANCING ACTIVITIES:
Contributions to Capital	1,281	500
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,281	500

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	-	-

END OF THE PERIOD	-	-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
Interest	$0	$0
Taxes	$0	$0

See Notes to Unaudited Financial Statements

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE A—BUSINESS ACTIVITY

Emo Capital Corp. (the “Company”) was organized under the laws of the State of Nevada on August 23, 2006. After the April 30, 2017 10-Q filing, the management of the Company abandoned the Company, and it became a dormant company until 2019 when a new shareholder Mr. Glass acquired stock to become the majority shareholder and owner of the Company.

On March 19, 2019, (i) the Company was reinstated as a corporation under the laws of Nevada and (ii) the Company filed a Certificate of Amendment to the Articles of Incorporation Filed By Custodian specifically to advise the secretary of state that Mr. Glass did not have a previous history of criminal, administrative, civil or National Association of Securities Dealers or SEC investigations, violations or convictions against him or any of his affiliates. By resolutions dated March 19, 2019, Mr. Glass, in his capacity as the custodian of the Company, appointed himself tu serve as the president, secretary and treasurer of the Company. In addition, on March 19, 2019, the Company issued to Mr. Glass 60,000,070 shares of common stock at a price of $0.001 per share for an aggregate cost of $60,000, which sum was paid by the performance of services to the Company and the reimbursement of expenses incurred by Mr. Glass on the Company’s behalf in the amount of $16,065. The expenses incurred by Mr. Glass included $6,065 to the state of Nevada for fees in connection with reinstating the Company and other filings to bring the Company current under the requirements of Nevada corporate law, and $10,000 to the transfer agent for outstanding fees.

On May 20, 2019, the Company held a shareholders meeting at which the holders of 60,001,000 shares, representing a majority of the outstanding shares of common stock of the Company as of such date, were present and voted. At the meeting, the holders of all of the shares of common stock voting at the meeting appointed Bryan Glass to serve as a director of the Company.

On September 6, 2019, the Company filed a Foam 15 with the SEC terminating the registration of its class of common stock under Section 12(g) of the Exchange Act and its duty to file periodic and other reports with the SEC.

On September 23, 2020, Mr. Glass sold 58,000,000 million shares of common stock, representing approximately 96.67% of the shares he owned in the Company, and equal to approximately 60.73% of the total number of outstanding shares of the Company’s common stock, to Collingswood Capital Group for the sum of $85,000. Mr. Robertson, the principal of Collingswood Capital Group, became acquainted with Mr. Glass through a mutual associate and they subsequently negotiated a deal for his control block of shares in the Company. Concurrent with the sale of hrs shares, Mr. Glass resigned as a director of and from all positions he held with the Company but prior thereto the board of directors appointed Mr. Adeeb Tadros as a director and as the president of the Company. The Company filed 10-12G to become a SEC reporting company.

Due to the default status of the Company with NVSOS, Mr. Guo as a shareholder was appointed as the custodian in the July of 2022. Mr. Guo appointed himself as the sole officer as the Company and renewed the articles of the Company with NVSOS. On August 9, 2022, the Company filed a Form 15 with the SEC terminating the registration of its class of common stock under Section 12(g) of the Exchange Act and its duty to file periodic and other reports with the SEC. (An issuer’s periodic reporting obligations under the Exchange Act will be suspended immediately upon its filing of a certification on Form 15 that it has less than 300 holders of record.)

The Company qualifies as an “emerging growth company,” as defined in Section 2(a)(19) of the Securoties Act and it may choose to follow disclosure requirements that are scaled for newly public companies.

A company qualifies as an emerging growth company if it has total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year and, as of December 8, 2011, had not sold common equity securities under a registration statement. A company continues to be an emerging growth company for the first five fiscal years after it completes an IPO, unless one of the following occurs:

●	its total annual gross revenues are $1.06 billion or more;
●	it has issued more than $1 billion in non-convertible debt in the past three years; or
●	it becomes a “large accelerated filer,” as defined in Exchange Act Rule 12b-2

Emerging growth companies are permitted:

●	to include less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation;
●	to provide audited financial statements for two fiscal years, in contrast to other reporting companies, which must provide audited financial statements for three fiscal years;
●	not to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b);
●	to defer complying with certain changes in accounting standards; and
●	to use test-the-waters communications with qualified institutional buyers and institutional accredited investors

The Company’s fiscal year end is July 31st.

NOTE B—GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has a deficit accumulated of $754,197 and cash used in operations of $0 as of July 31, 2022.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern for the 12 months from the date when these financial statements were issued. The accompanying financial statements do not include any adjustments that might arise because of this uncertainty.

To address these aforementioned, management has undertaken the following initiatives: 1) enter into discussions to secure additional equity funding from current or new shareholders; 2) undertake a program to continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments; 3) continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation- The financial statements included herein were prepared under Generavly Accepted Accounting Principles (GAAP).

All adjustments have been made which in the opinion of management are necessary, normal, and recurring in nature for presentation.

Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition- The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	collectability is reasonably assured.

Comprehensive Income (Loss) - The Company reports Comprehensive income and its components following guidance set forth by Section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share- Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average member of shares of common stock and potentially outstanding shares of common stock during each period.

Deferred Taxes- The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Fair Value of Financial Instruments- The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable- Accounts deemed uncollectible are written off in the year they become uncollectible. As of July 31, 2022, and 2021 the balance in Accounts Receivable was $0 and $0.

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets. Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If sf, it is impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the periods ended July 31, 2022 and 2021.

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standardu Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the Jnited States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 020-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities add the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement on July 31, 2022 and 2021.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at July 31, 2022, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended July 31, 2022 and 2021.

Recently Issued Accounting Pronouncements

In September 2018, the FASB issued ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The guidance is effective for public companies for fiscal years, and interim fiscal periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company is assessing ASU 2018-07 and does not expect it to have a material impact on our accounting and disclosures.

January 2019, the FASB issued ASU 2016-02, Leases (Topic 842) – ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize, in the statement of financial position, a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018 with a one-year deferral for Emcrging Growth Companies, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all non-public business entities upon issuance. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxed. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

Other pronouncements issued by the FASB gr other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

NOTE D—SEGMENT REPORTING

The Company follows the guidance set forth by section 280-10 of the FASB Accounting Standards Codification for reporting and disclosure on operating segments of the Company. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as or July 31, 2022 and 2021.

NOTE E—CAPITAL STOCK

The Company is authorized to issue 125,000,000 Common Shares at $.001 par value per share.

During the year ended July 31, 2019, the company issued 60,000,000 shares to Mr. Glass in exchange for the payment of expenses totaling $16,065 to reinstate the Company. The shares issued were valued at the market price of $.011 per share which was the trading price per share on March 20, 2019 which is the day the transaction occurred.

Total issued and outstanding shares of common stock is 95,500,000 and 95,500,000 as of July 31, 2022 and 2021, respectively.

Mr. Guo, as the court appointed custodian filed with NVSOS for preferred stock designation. As of July 31, 2022, 1,000 preferred series C stock shares is issued and outstanding at a $0.001 par value for the consideration of Mr. Guo’s service to Company.

NOTE F—LOANS PAYABLE

A series of loans were made from August 33, 2006 to October 31, 2015 totaling $13,425. A total balance of $14,706 is still outstanding as of July 31, 2022 including one advance $1,281 provided by Mr. Guo, without interest and fixed term of repayment. The loan is due at demand. The loan $13,425 was incurred prior to the previous management taking over in 2019.

NOTE G—DEBT/ACCRUED LIABILITIES AND ACCOUNTS PAYABLE

Debts (Accrued Liabilities and Accounts Payable) have been made by an unrelated third party equal to the operating deficits as they have been incurred for the period from August 23, 2006 through April 30, 2017 totaling

$46,990. The debts were incurred prior to the previous management taking over in 2019. These debts are without interest or a fixed term of repayment. The debts are due on demand.

NOTE H—INCOME TAX

The Company provides for income taxes under (now included under Accounting Standards Codification (ASC 740), Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rated in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. For Federal income tax purposes, the Company has net operating loss carry forwards that expire through 2030. The net operating loss carry forward as of July 31, 2022 is approximately $109,761 and as of July 31, 2021 is $108,480 approximately. The total deferred tax asset is approximately $23,271 and $23,000 for the periods ending July 31, 2022 and 2021, respectively. These amounts were calculated net of amounts that management has determined would not be deductible for tax purposes.

No tax benefit has been reported in the financial statements because after evaluating our own potential tax uncertainties, the Cotpany has determined that there are no material uncertain tax positions that have a greater than 50% likelihood of reversal if the Company were to be audited. The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons: The Company is not obligated to pay State Incomk Taxes because it is a Nevada corporation. The Company does not currently have any tax returns open for examination.

NOTE I—SUBSEQUENT/MATERIAL EVENTS

Sursequent Events

The Company evaluated for subsequent events through the issuance date of the Company’s financial statements and has determined no subsequent events have occurred.

Form **1120**
Department of the Treasury
Internal Revenue Service

U.S. Corporation Income Tax Return

For calendar year 2021 or tax year beginning August 1, 2021, ending July 31, 20 22

▶ Go to *www.irs.gov/Form1120* for instructions and the latest information.

OMB No. 1545-0123

2021

A Check if:	
1a Consolidated return (attach Form 851)	☐
b Life/nonlife consolidated return	☐
2 Personal holding co. (attach Sch. PH)	☐
3 Personal service corp. (see instructions)	☐
4 Schedule M-3 attached	☐

TYPE OR PRINT

Name: Emo Capital, Corp.

Number, street, and room or suite no. If a P.O. box, see instructions.: 10409 Pacific Palisades Ave

City or town, state or province, country, and ZIP or foreign postal code: Las Vegas, NV 89144

B Employer identification number: 85-3929092

C Date incorporated: 8/17/2006

D Total assets (see instructions): $ 0.00

E Check if: (1) ☐ Initial return (2) ☐ Final return (3) ☐ Name change (4) ☐ Address change

Section	Line	Description	Ref	Inner amount	Ref	Amount
Income	1a	Gross receipts or sales	1a	0.00		
	b	Returns and allowances	1b			
	c	Balance. Subtract line 1b from line 1a			1c	0.00
	2	Cost of goods sold (attach Form 1125-A)			2	
	3	Gross profit. Subtract line 2 from line 1c			3	0.00
	4	Dividends and inclusions (Schedule C, line 23)			4	
	5	Interest			5	
	6	Gross rents			6	
	7	Gross royalties			7	
	8	Capital gain net income (attach Schedule D (Form 1120))			8	
	9	Net gain or (loss) from Form 4797, Part II, line 17 (attach Form 4797)			9	
	10	Other income (see instructions—attach statement)			10	
	11	**Total income.** Add lines 3 through 10 ▶			11	0.00
Deductions (See instructions for limitations on deductions.)	12	Compensation of officers (see instructions—attach Form 1125-E) ▶			12	0.00
	13	Salaries and wages (less employment credits)			13	0.00
	14	Repairs and maintenance			14	
	15	Bad debts			15	1,281
	16	Rents			16	
	17	Taxes and licenses			17	
	18	Interest (see instructions)			18	0.00
	19	Charitable contributions			19	
	20	Depreciation from Form 4562 not claimed on Form 1125-A or elsewhere on return (attach Form 4562)			20	
	21	Depletion			21	
	22	Advertising			22	
	23	Pension, profit-sharing, etc., plans			23	
	24	Employee benefit programs			24	
	25	Reserved for future use			25	
	26	Other deductions (attach statement)			26	
	27	**Total deductions.** Add lines 12 through 26 ▶			27	1,281
	28	Taxable income before net operating loss deduction and special deductions. Subtract line 27 from line 11			28	(1,281)
	29a	Net operating loss deduction (see instructions)	29a			
	b	Special deductions (Schedule C, line 24)	29b			
	c	Add lines 29a and 29b			29c	
Tax, Refundable Credits, and Payments	30	**Taxable income.** Subtract line 29c from line 28. See instructions			30	(1,281)
	31	Total tax (Schedule J, Part I, line 11)			31	0.00
	32	Reserved for future use			32	
	33	Total payments and credits (Schedule J, Part III, line 23)			33	
	34	Estimated tax penalty. See instructions. Check if Form 2220 is attached ▶ ☐			34	
	35	**Amount owed.** If line 33 is smaller than the total of lines 31 and 34, enter amount owed			35	0.00
	36	**Overpayment.** If line 33 is larger than the total of lines 31 and 34, enter amount overpaid			36	
	37	Enter amount from line 36 you want: **Credited to 2022 estimated tax** ▶ **Refunded** ▶			37	

Sign Here

Under penalties of perjury, I declare that I have examined this return, including accompanying schedules and statements, and to the best of my knowledge and belief, it is true, correct, and complete. Declaration of preparer (other than taxpayer) is based on all information of which preparer has any knowledge.

▶ Signature of officer [signature] Date ▶ Title: President

May the IRS discuss this return with the preparer shown below? See instructions. ☑ **Yes** ☐ **No**

Paid Preparer Use Only

Print/Type preparer's name	Preparer's signature	Date	Check ☐ if self-employed	PTIN
Firm's name ▶			Firm's EIN ▶	
Firm's address ▶			Phone no.	

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 11450Q Form **1120** (2021)

Form 1120 (2021) Page 2

Schedule C Dividends, Inclusions, and Special Deductions (see instructions)

		(a) Dividends and inclusions	(b) %	(c) Special deductions (a) × (b)
1	Dividends from less-than-20%-owned domestic corporations (other than debt-financed stock)		50	
2	Dividends from 20%-or-more-owned domestic corporations (other than debt-financed stock)		65	
3	Dividends on certain debt-financed stock of domestic and foreign corporations		See instructions	
4	Dividends on certain preferred stock of less-than-20%-owned public utilities		23.3	
5	Dividends on certain preferred stock of 20%-or-more-owned public utilities		26.7	
6	Dividends from less-than-20%-owned foreign corporations and certain FSCs		50	
7	Dividends from 20%-or-more-owned foreign corporations and certain FSCs		65	
8	Dividends from wholly owned foreign subsidiaries		100	
9	**Subtotal.** Add lines 1 through 8. See instructions for limitations		See instructions	
10	Dividends from domestic corporations received by a small business investment company operating under the Small Business Investment Act of 1958		100	
11	Dividends from affiliated group members		100	
12	Dividends from certain FSCs		100	
13	Foreign-source portion of dividends received from a specified 10%-owned foreign corporation (excluding hybrid dividends) (see instructions)		100	
14	Dividends from foreign corporations not included on line 3, 6, 7, 8, 11, 12, or 13 (including any hybrid dividends)			
15	Reserved for future use			
16a	Subpart F inclusions derived from the sale by a controlled foreign corporation (CFC) of the stock of a lower-tier foreign corporation treated as a dividend (attach Form(s) 5471) (see instructions)		100	
b	Subpart F inclusions derived from hybrid dividends of tiered corporations (attach Form(s) 5471) (see instructions)			
c	Other inclusions from CFCs under subpart F not included on line 16a, 16b, or 17 (attach Form(s) 5471) (see instructions)			
17	Global Intangible Low-Taxed Income (GILTI) (attach Form(s) 5471 and Form 8992)			
18	Gross-up for foreign taxes deemed paid			
19	IC-DISC and former DISC dividends not included on line 1, 2, or 3			
20	Other dividends			
21	Deduction for dividends paid on certain preferred stock of public utilities			
22	Section 250 deduction (attach Form 8993)			
23	**Total dividends and inclusions.** Add column (a), lines 9 through 20. Enter here and on page 1, line 4			
24	**Total special deductions.** Add column (c), lines 9 through 22. Enter here and on page 1, line 29b			

Form 1120 (2021)

Form 1120 (2021) Page 3

Schedule J Tax Computation and Payment (see instructions)

Part I—Tax Computation

1	Check if the corporation is a member of a controlled group (attach Schedule O (Form 1120)). See instructions ▶ ☐				
2	Income tax. See instructions			2	0.00
3	Base erosion minimum tax amount (attach Form 8991)			3	
4	Add lines 2 and 3			4	0.00
5a	Foreign tax credit (attach Form 1118)	5a			
b	Credit from Form 8834 (see instructions)	5b			
c	General business credit (attach Form 3800)	5c			
d	Credit for prior year minimum tax (attach Form 8827)	5d			
e	Bond credits from Form 8912	5e			
6	**Total credits.** Add lines 5a through 5e			6	0.00
7	Subtract line 6 from line 4			7	0.00
8	Personal holding company tax (attach Schedule PH (Form 1120))			8	
9a	Recapture of investment credit (attach Form 4255)	9a			
b	Recapture of low-income housing credit (attach Form 8611)	9b			
c	Interest due under the look-back method—completed long-term contracts (attach Form 8697)	9c			
d	Interest due under the look-back method—income forecast method (attach Form 8866)	9d			
e	Alternative tax on qualifying shipping activities (attach Form 8902)	9e			
f	Interest/tax due under section 453A(c) and/or section 453(l)	9f			
g	Other (see instructions—attach statement)	9g			
10	**Total.** Add lines 9a through 9g			10	0.00
11	**Total tax.** Add lines 7, 8, and 10. Enter here and on page 1, line 31			11	0.00

Part II—Reserved For Future Use

12	Reserved for future use	12	

Part III—Payments and Refundable Credits

13	2020 overpayment credited to 2021			13	
14	2021 estimated tax payments			14	
15	2021 refund applied for on Form 4466			15	( )
16	Combine lines 13, 14, and 15			16	
17	Tax deposited with Form 7004			17	
18	Withholding (see instructions)			18	
19	**Total payments.** Add lines 16, 17, and 18			19	
20	Refundable credits from:				
a	Form 2439	20a			
b	Form 4136	20b			
c	Reserved for future use	20c			
d	Other (attach statement—see instructions)	20d			
21	**Total credits.** Add lines 20a through 20d			21	
22	Reserved for future use			22	
23	**Total payments and credits.** Add lines 19 and 21. Enter here and on page 1, line 33			23	

Form 1120 (2021)

Form 1120 (2021) Page 4

Schedule K Other Information (see instructions)

		Yes	No
1	Check accounting method: a ☑ Cash b ☐ Accrual c ☐ Other (specify) ▶		
2	See the instructions and enter the:		
a	Business activity code no. ▶ 310000		
b	Business activity ▶ Manufacturing		
c	Product or service ▶ Brewery		
3	Is the corporation a subsidiary in an affiliated group or a parent–subsidiary controlled group? If "Yes," enter name and EIN of the parent corporation ▶		✓
4	At the end of the tax year:		
a	Did any foreign or domestic corporation, partnership (including any entity treated as a partnership), trust, or tax-exempt organization own directly 20% or more, or own, directly or indirectly, 50% or more of the total voting power of all classes of the corporation's stock entitled to vote? If "Yes," complete Part I of Schedule G (Form 1120) (attach Schedule G)		✓
b	Did any individual or estate own directly 20% or more, or own, directly or indirectly, 50% or more of the total voting power of all classes of the corporation's stock entitled to vote? If "Yes," complete Part II of Schedule G (Form 1120) (attach Schedule G)	✓	
5	At the end of the tax year, did the corporation:		
a	Own directly 20% or more, or own, directly or indirectly, 50% or more of the total voting power of all classes of stock entitled to vote of any foreign or domestic corporation not included on **Form 851,** Affiliations Schedule? For rules of constructive ownership, see instructions. If "Yes," complete (i) through (iv) below.		✓

(i) Name of Corporation	**(ii)** Employer Identification Number (if any)	**(iii)** Country of Incorporation	**(iv)** Percentage Owned in Voting Stock

		Yes	No
b	Own directly an interest of 20% or more, or own, directly or indirectly, an interest of 50% or more in any foreign or domestic partnership (including an entity treated as a partnership) or in the beneficial interest of a trust? For rules of constructive ownership, see instructions. If "Yes," complete (i) through (iv) below.		✓

(i) Name of Entity	**(ii)** Employer Identification Number (if any)	**(iii)** Country of Organization	**(iv)** Maximum Percentage Owned in Profit, Loss, or Capital

		Yes	No
6	During this tax year, did the corporation pay dividends (other than stock dividends and distributions in exchange for stock) in excess of the corporation's current and accumulated earnings and profits? See sections 301 and 316. If "Yes," file **Form 5452,** Corporate Report of Nondividend Distributions. See the instructions for Form 5452. If this is a consolidated return, answer here for the parent corporation and on Form 851 for each subsidiary.		✓
7	At any time during the tax year, did one foreign person own, directly or indirectly, at least 25% of the total voting power of all classes of the corporation's stock entitled to vote or at least 25% of the total value of all classes of the corporation's stock? For rules of attribution, see section 318. If "Yes," enter: **(a)** Percentage owned ▶ and **(b)** Owner's country ▶ **(c)** The corporation may have to file **Form 5472,** Information Return of a 25% Foreign-Owned U.S. Corporation or a Foreign Corporation Engaged in a U.S. Trade or Business. Enter the number of Forms 5472 attached ▶		✓
8	Check this box if the corporation issued publicly offered debt instruments with original issue discount ▶ ☐ If checked, the corporation may have to file **Form 8281,** Information Return for Publicly Offered Original Issue Discount Instruments.		
9	Enter the amount of tax-exempt interest received or accrued during the tax year ▶ $		
10	Enter the number of shareholders at the end of the tax year (if 100 or fewer) ▶		
11	If the corporation has an NOL for the tax year and is electing to forego the carryback period, check here (see instructions) ▶ ☐ If the corporation is filing a consolidated return, the statement required by Regulations section 1.1502-21(b)(3) must be attached or the election will not be valid.		
12	Enter the available NOL carryover from prior tax years (do not reduce it by any deduction reported on page 1, line 29a.) ▶ $		

Form **1120** (2021)

Form 1120 (2021) Page 5

Schedule K Other Information *(continued from page 4)*

		Yes	No
13	Are the corporation's total receipts (page 1, line 1a, plus lines 4 through 10) for the tax year **and** its total assets at the end of the tax year less than $250,000?	✓	
	If "Yes," the corporation is not required to complete Schedules L, M-1, and M-2. Instead, enter the total amount of cash distributions and the book value of property distributions (other than cash) made during the tax year ► $ 0.00		
14	Is the corporation required to file Schedule UTP (Form 1120), Uncertain Tax Position Statement? See instructions		✓
	If "Yes," complete and attach Schedule UTP.		
15a	Did the corporation make any payments in 2021 that would require it to file Form(s) 1099?		✓
b	If "Yes," did or will the corporation file required Form(s) 1099?		
16	During this tax year, did the corporation have an 80%-or-more change in ownership, including a change due to redemption of its own stock?		✓
17	During or subsequent to this tax year, but before the filing of this return, did the corporation dispose of more than 65% (by value) of its assets in a taxable, non-taxable, or tax deferred transaction?		✓
18	Did the corporation receive assets in a section 351 transfer in which any of the transferred assets had a fair market basis or fair market value of more than $1 million?		✓
19	During the corporation's tax year, did the corporation make any payments that would require it to file Forms 1042 and 1042-S under chapter 3 (sections 1441 through 1464) or chapter 4 (sections 1471 through 1474) of the Code?		✓
20	Is the corporation operating on a cooperative basis?		✓
21	During the tax year, did the corporation pay or accrue any interest or royalty for which the deduction is not allowed under section 267A? See instructions		✓
	If "Yes," enter the total amount of the disallowed deductions ► $		
22	Does the corporation have gross receipts of at least $500 million in any of the 3 preceding tax years? (See sections 59A(e)(2) and (3))		✓
	If "Yes," complete and attach Form 8991.		
23	Did the corporation have an election under section 163(j) for any real property trade or business or any farming business in effect during the tax year? See instructions		✓
24	Does the corporation satisfy one or more of the following? See instructions		✓
a	The corporation owns a pass-through entity with current, or prior year carryover, excess business interest expense.		
b	The corporation's aggregate average annual gross receipts (determined under section 448(c)) for the 3 tax years preceding the current tax year are more than $26 million and the corporation has business interest expense.		
c	The corporation is a tax shelter and the corporation has business interest expense.		
	If "Yes," complete and attach Form 8990.		
25	Is the corporation attaching Form 8996 to certify as a Qualified Opportunity Fund?		✓
	If "Yes," enter amount from Form 8996, line 15 ► $		
26	Since December 22, 2017, did a foreign corporation directly or indirectly acquire substantially all of the properties held directly or indirectly by the corporation, and was the ownership percentage (by vote or value) for purposes of section 7874 greater than 50% (for example, the shareholders held more than 50% of the stock of the foreign corporation)? If "Yes," list the ownership percentage by vote and by value. See instructions		✓
	Percentage: By Vote By Value		

Form **1120** (2021)

Form 1120 (2021) Page 6

Schedule L Balance Sheets per Books

Assets	Beginning of tax year (a)	(b)	End of tax year (c)	(d)
1 Cash				
2a Trade notes and accounts receivable				
b Less allowance for bad debts	( )		( )	
3 Inventories				
4 U.S. government obligations				
5 Tax-exempt securities (see instructions)				
6 Other current assets (attach statement)				
7 Loans to shareholders				
8 Mortgage and real estate loans				
9 Other investments (attach statement)				
10a Buildings and other depreciable assets				
b Less accumulated depreciation	( )		( )	
11a Depletable assets				
b Less accumulated depletion	( )		( )	
12 Land (net of any amortization)				
13a Intangible assets (amortizable only)				
b Less accumulated amortization	( )		( )	
14 Other assets (attach statement)				
15 Total assets				
Liabilities and Shareholders' Equity				
16 Accounts payable				
17 Mortgages, notes, bonds payable in less than 1 year				
18 Other current liabilities (attach statement)				
19 Loans from shareholders				
20 Mortgages, notes, bonds payable in 1 year or more				
21 Other liabilities (attach statement)				
22 Capital stock: a Preferred stock				
b Common stock				
23 Additional paid-in capital				
24 Retained earnings—Appropriated (attach statement)				
25 Retained earnings—Unappropriated				
26 Adjustments to shareholders' equity (attach statement)				
27 Less cost of treasury stock		( )		( )
28 Total liabilities and shareholders' equity				

Schedule M-1 Reconciliation of Income (Loss) per Books With Income per Return

Note: The corporation may be required to file Schedule M-3. See instructions.

1 Net income (loss) per books		7 Income recorded on books this year not included on this return (itemize): Tax-exempt interest $	
2 Federal income tax per books			
3 Excess of capital losses over capital gains			
4 Income subject to tax not recorded on books this year (itemize):			
5 Expenses recorded on books this year not deducted on this return (itemize):		8 Deductions on this return not charged against book income this year (itemize):	
a Depreciation $		a Depreciation $	
b Charitable contributions $		b Charitable contributions $	
c Travel and entertainment $			
		9 Add lines 7 and 8	
6 Add lines 1 through 5		10 Income (page 1, line 28)—line 6 less line 9	

Schedule M-2 Analysis of Unappropriated Retained Earnings per Books (Schedule L, Line 25)

1 Balance at beginning of year		5 Distributions: a Cash	
2 Net income (loss) per books		b Stock	
3 Other increases (itemize):		c Property	
		6 Other decreases (itemize):	
		7 Add lines 5 and 6	
4 Add lines 1, 2, and 3		8 Balance at end of year (line 4 less line 7)	

Form 1120 (2021)

CERTIFICATION

I, Junhua Guo, certify that:

[1] the financial statements of Emo Capital, Corp. included in this Form are true and complete in all material respects; and

[2] the tax return information of Emo Capital, Corp. included in this Form reflects accurately the information reported on the tax return for Emo Capital, Corp. filed for the fiscal year ended July 31, 2022.

/s/ Junhua Guo	08/15/2022
President and Director	Date

30.With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1)Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

(i)in connection with the purchase or sale of any security? ☐ Yes ☒ No

(ii)involving the making of any false filing with the Commission? ☐ Yes ☒ No

(iii)arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☒ No

If Yes to any of thy above, explain:

(2)Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(i)in connection with the purchase or sale of any security? ☐ Yes ☒ No

(ii)involving the making of any false filing with the Commission? ☐ Yes ☒ No

(iii)arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitation of purchasers of securities? ☐ Yes ☒ No

If Yes to any of the above, explain:

(3)Is any such person subject to a final order of a state securities commission (or an agency or officer of a stave performing like functions); a state authority that supervises or examines banks, saving s associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(i)at the time of the filing of this offering statement bars the person from:

(A)association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☒ No

(B)engaging in the business of securities, insurance or banking? ☐ Yes ☒ No

(C)engaging in saving s association or credit union activities? ☐ Yes ☒ No

(ii)constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and f or which the order was entered within the 90-year period ending on the date of the filing of this offering statement? ☐ Yes ☒ No

If Yes to any of the above, explain:

(4)Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

(i)suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☒ No

(ii)places limitations on the activities, functions or operations of such person? ☐ Yes ☒ No

(iii)bars such person from being associated with any entity or from participating in the offering of any penny stock ? ☐ Yes ☒ No

If Yes to any of the above, explain:

(5)Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

(i)any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☒ No

(ii)Section 5 of the Securities Act? ☐ Yes ☒ No

If Yes to either of the above, explain:

(6)Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade? ☐ Yes ☒ No

If Yes, explain:

(7)Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued? ☐ Yes ☒ No

If Yes, explain:

(8)Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device f or obtaining money or property through the m ail by means of false representations? ☐ Yes ☒ No

If Yes, explain:

If you would have answered “Yes” to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31.In addition to the information expressly required to be included in this Form, include:

(1)any other material information presented to investors; and

(2)such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

COVID Relief Disclosures

Offering Maximum and Disclosure Requirements

In reliance on Reg. CF Rule 227.201(bb) of this relief, financial information certified by the principal executive officer of the issuer has been provided instead of financial statements reviewed by a public accountant than is independent of this issuer, in setting the offering maximum $250,000.

ONGOING REPORTING

The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on the issuer’s website, no later than 120 days after the end of each fiscal year covered by the report.

Once posted, the annual report may be found on the issuer’s website at: www.emrgt.com.

The issuer must continue to comply with the ongoing reporting requirements until:

(1)the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2)The issuer has filed, since its most recent sale of securities pursuant to this part, at least one annual report pursuant to this section and has fewer than 300 holders of record;

(3)The issuer has filed, since its most recent sale of securities pursuant to this part, the annual reports required pursuant to this section for at least the three most recent years and has total assets that do not exceed $10,000,000;

(4)the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeem able securities; or

(5)the issuer liquidates or dissolves its business in accordance with state law.

EXHIBIT

SAMPLE SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of Emo Capital, Corp., a corporation organized under the laws of the state of Nevada (the “Company”); one share of Common Stock has a par value $0.001 per share. Accordingly, the Subscriber hereby agrees as follows:

1.  Subscription.

1.1 The Subscriber hereby subscribes for and agrees to accept from the Company that number of Shares set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $ %%TO BE SET AS PURCHASING%% per share.  This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the "Agreement"). The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2 The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon: (i) receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and (ii) receipt of all funds for the subscription of shares hereunder.

2.  Purchase Procedure.  The Subscriber acknowledges that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Company:

2.1 One (1) executed counterpart of the Signature Page attached to this Agreement together with appropriate notarization; and

2.2 A check, trade draft or media due bill in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder to escrow %%ESCROW COMPANY%%, made payable to the order of EMO CAPITAL, CORP.

3. Representations of Subscriber. By executing this Agreement, the Subscriber makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1 Such Subscriber acknowledges the public availability of the Company’s current offering circular which can be viewed on the SEC Edgar Database, under the CJK number 0001410708. This offering circular is made available in the Company’s most recent CF Form C filing on August 15, 2022. In this offering circular it makes clear the terms and conditions of the offering of Common Stock and the risks associated therewith are described.

3.2 All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

3.3 If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation o corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement pnd all other subscription documents.  Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

4.  Applicable Law.  This Agreement shall be construed in according with and governed by the laws applicable to contracts made and wholly performed in the State of Nevada.

5.  Execution in Counterparts.  This Subscription Agreement may be executed in one or more counterparts.

6.  Persons Bound.  This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

7.  Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. And such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

8.  CERTIFICATION.  THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

[SIGNATURE PAGE FOLLOWS]

SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Shares of EMO CAPITAL, CORP. (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Shares:

$%%TO BE SET AS PURCHASING%% Per Share

Total Amount of Subscription:

Exact name(s) of Subscriber(s):

Signature of Subscriber(s):

Date:

Residence or Physical Mailing Address (cannot be a P.O. Box):

Telephone Numbers (include Area Code)

Business:

Home:

Social Security or Taxpayer

Identification Number(s):

COMPANY SIGNATURE

This Subscription is accepted on %%EXECUTION_TIME_LEGAL%%

By: Emo Capital, Corp.

%%ISSUER_SIGNATURE%%